Contract of Sale



                           ASSIGNMENT
                               OF
                       PURCHASE AGREEMENT


      THIS ASSIGNMENT made and entered into this 22nd day of April, 2004, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Real Estate Fund XVIII Limited Partnership, a Minnesota limited partnership, and AEI Net Lease Income & Growth Fund XIX Limited Partnership, a Minnesota limited partnership (as tenants in common, together collectively referred to as "Assignee");

     WITNESSETH, that:

      WHEREAS, on the 5th day of April, 2004, Assignor entered into a Contract of Sale (the "Agreement") for that certain property located at 4296 Kent Road, Stow, OH (the "Property") with PRECO II CRIC LLC, as Seller; and

      WHEREAS, Assignor desires to assign to AEI Real Estate Fund XVIII Limited Partnership, an undivided fifty percent (50.0%) interest as a tenant in common; and AEI Net Lease Income & Growth Fund XIX Limited Partnership, an undivided fifty percent (50.0%) interest as a tenant in common, of its rights, title and interest in, to and under the Agreement as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.


ASSIGNOR:

AEI FUND MANAGEMENT, INC.
a Minnesota corporation

By: /s/ Robert P Johnson
        Robert P. Johnson, its President


ASSIGNEE:

AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP, a Minnesota limited partnership

By:  AEI FUND MANAGEMENT XVIII, INC.,
     a Minnesota corporation, its General Partner


By: /s/ Robert P Johnson
        Robert P. Johnson, its President


AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP, a Minnesota limited partnership

By:  AEI FUND MANAGEMENT XIX, INC.,
     a Minnesota corporation, its General Partner


By: /s/ Robert P Johnson
        Robert P. Johnson, its President

(Property: Stow, Ohio)

                        CONTRACT OF SALE


     THIS CONTRACT OF SALE (this "Contract") is made and entered into as of April 5, 2004 (the "Effective Date"), by and between PRECO II CRIC LLC, a Delaware limited liability company ("Seller"), and AEI FUND MANAGEMENT INC., a Minnesota corporation, or its successors or assigns ("Purchaser").

                           ARTICLE I.

                      SALE OF THE PROPERTY

     1.1 SUBJECT PROPERTY. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, that certain parcel of real property owned by Seller, which is more fully described on Exhibit A attached hereto (the "Land") and all improvements (the "Improvements") and appurtenances (the "Appurtenances") located on or pertaining to the Land (the Land, Improvements and Appurtenances being collectively referred to herein as the "Property"). The Property is subject to and encumbered by (i) a Lease (the "Lease") dated as of October 21, 2003, by and between Seller, as landlord, and Apple Ohio LLC, a Delaware limited liability company ("Tenant"), as tenant, and (ii) the Permitted Exceptions (as hereinafter defined) applicable to the Property. Apple American Group LLC, a Delaware limited liability company ("Guarantor"), is the guarantor of the performance of Tenant under the Lease pursuant to a Guaranty dated effective as of October 21, 2003 (the "Guaranty").

                           ARTICLE II.

                         PURCHASE PRICE

      2.1 PURCHASE PRICE. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property is Three Million Ninety-Seven Thousand Eight Hundred Eighty-Four and No/100 Dollars ($3,097,884.00). The total Purchase Price shall be paid to Seller in Current Funds (as hereinafter defined) at Closing (as hereinafter defined).

                          ARTICLE III.

                      EARNEST MONEY DEPOSIT

     3.1 EARNEST MONEY DEPOSIT. Not later than two (2) business days after the Effective Date, Purchaser shall deliver to Chicago Title Insurance Company, located at 220 Commerce Drive,
Suite   200,  Fort  Washington,  Pennsylvania  19034,  Attention:
Jon R. Gundling (the "Title Company"), Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Earnest Money Deposit") in Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit with the Title Company as herein provided, Seller may, at its option, terminate this Contract, in which event neither Seller nor Purchaser shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company that would permit the Title Company to immediately disburse such funds.

     3.2 APPLICATION AND INTEREST. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit and any interest earned thereon shall be applied to the Purchase Price at Closing to reduce the amount required under Section 8.2(b)(i) hereof. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Title Company shall invest the Earnest Money Deposit in a federally insured interest-bearing account for the benefit of Purchaser at a bank deemed appropriate by the Title Company. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

     3.3 DEMAND FOR EARNEST MONEY DEPOSIT. If for any reason the Closing does not occur and either party makes a written demand upon the Title Company for payment of the Earnest Money Deposit, the Title Company shall give written notice to the other party of such demand. If the Title Company does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, the Title Company is hereby authorized to make such payment. If the Title Company does receive such written objection within such ten (10) business day period or if for any other reason the Title Company in good faith shall elect not to make such payment, the Title Company shall continue to hold such amount until otherwise directed by written instructions from both parties to this Contract or a final judgment of a court of competent jurisdiction which is not subject to further appeal. The parties acknowledge that the Title Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, except as expressly set forth herein, and that the Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Contract or of any escrow agreement or involving gross negligence. The Title Company joins in the execution of this Contract solely for the purpose of acknowledging receipt of the Earnest Money Deposit and its agreement to hold the same pursuant to the terms hereof.

                           ARTICLE IV.

                        TITLE AND SURVEY

     4.1 TITLE. Seller shall deliver to Purchaser copies of the following: (a) Seller's existing Owner's Title Policy or Pro Forma Title Policy delivered to Seller at the closing of Seller's purchase of the Property (referred to hereinafter as the "Title Policy") for the Property [with the insurance amount removed],
(b) instruments, documents or agreements referenced in the Title Policy that create or evidence conditions or exceptions to title affecting the Property (the "Exception Documents"), and (c) the survey of the Property provided to Seller at its purchase of the Property (the "Existing Survey"). Within ten (10) business days following the Effective Date, Seller shall cause the Title Company to deliver to Purchaser a title commitment (the "Title Commitment") for the Property, naming Purchaser as the insured, in the amount of the Purchase Price, together with copies of any documents (which shall also constitute Exception Documents) for any exceptions to the Title Commitment not previously contained in the Title Policy. Purchaser may, at its sole cost and expense, obtain a new or updated survey of the Property (the "New Survey"). Purchaser shall obtain the New Survey and an updated Phase I Environmental Report ("Environmental Report"), at its sole cost and expense, using reasonably diligent efforts to obtain the same in a timely manner. Within five (5) business days of the Effective Date, Purchaser shall notify Seller whether or not it will be obtaining a New Survey and/or Environmental Report.

     4.2 REVIEW OF TITLE AND SURVEY. Notwithstanding the expiration of either the Inspection Period or the Environmental Inspection Period, Purchaser shall have until five (5) business days after receipt of the last of the Title Commitment, Exception Documents, Existing Survey, and New Survey, if applicable, in which to notify Seller in writing (the "Title Objection Notice") of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents, the Existing Survey or any New Survey; PROVIDED, that Purchaser shall not object to current real estate taxes and assessments which shall be Permitted Exceptions hereunder. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents, the Existing Survey or any New Survey, and to which Purchaser does not object within the aforementioned five (5) business day period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions").

     4.3 OBJECTIONS TO STATUS OF TITLE AND SURVEY. If Purchaser properly objects to any item shown or referred to in the Title Commitment, Exception Documents or on the Existing Survey or any New Survey within the five (5) business day period set forth in
Section 4.2, Seller shall be given until five (5) business days after receipt of the Title Objection Notice to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable within five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents, Existing Survey and New Survey which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except for provisions of this Contract which expressly survive termination of this Contract. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure same by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure same by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents, Existing Survey and New Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive termination of this Contract.

     4.4 OTHER PERMITTED EXCEPTIONS. The Permitted Exceptions shall include those matters shown in the Title Commitment, the Exception Documents, the Existing Survey and any New Survey which become Permitted Exceptions pursuant to sections 4.2 and 4.3 above and, in addition, the following: (a) the Lease; (b) taxes and assessments for the year in which Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; (d) Building, zoning (provided the same shall permit the use of the Property as a restaurant without the need for a special use permit, variance or grandfathering) and subdivision laws and ordinances, and local, state and federal laws, rules and regulations;(e) Any title exceptions arising out of the acts of Purchaser; and
(f) Encumbrances permitted or arising in accordance with the terms of the Lease.

                           ARTICLE V.

                     INSPECTION BY PURCHASER

     5.1 INSPECTION RIGHTS. Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m. Boston, Massachusetts time twenty-one (21) days from the Effective Date (the "Inspection Period"), within which to examine the Property and the Lease and conduct its feasibility study thereof. Purchaser shall complete physical inspection of the Property by April 14, 2004. Notwithstanding the foregoing, (a) Purchaser shall not interfere with, interrupt or disrupt the operation of any Tenant's business on the Property and, further, such access by Purchaser and/or its agents, contractors and representatives shall be subject to the rights of the Tenant and the restrictions on Seller's access to the Property set forth in the Lease; (b) Purchaser shall not permit any construction, mechanic's or materialman's liens or any other liens to attach to the Property or any portion thereof by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1; (c) Purchaser shall give not less than two (2) business days notice to Seller prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property; and (d) Purchaser shall take all reasonable actions and implement all reasonable protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no threat to the safety of persons or the environment and cause no damage to the Property, Tenant or other persons. Purchaser shall indemnify, defend and hold Seller and the Tenant harmless for, from and against any and all claims, liabilities, causes of action, damages, liens, losses and expenses (including, without limitation, attorneys' fees and costs) incident to, resulting from or in any way arising out of any of Purchaser's or its agents', contractors' or representatives' activities on the Property or from Purchaser's breach of its obligations or agreements under this Article V. Purchaser's indemnity obligations contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.

     5.2 APPROVAL OF INSPECTIONS. If Purchaser determines at any time prior to the expiration of the Inspection Period that the Property is not satisfactory to Purchaser, then Purchaser may terminate this Contract by delivering written notice of termination to Seller prior to the end of such Inspection Period. If Purchaser properly terminates this Contract pursuant to this
Section 5.2, then this Contract shall be terminated, the Title Company shall return the Earnest Money Deposit to Purchaser, and neither party shall have any further rights, duties or obligations hereunder except with respect to the provisions of this Contract which expressly survive the termination of this Contract. If Purchaser does not timely deliver to Seller written notice of termination during the Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this Section 5.2.

     5.3 MATTERS DELIVERED BY SELLER. Seller has previously delivered or shall deliver to Purchaser copies of the documents on Schedule 5.3 to this Contract, (collectively, the "Submission
Matters"), except as otherwise noted on Schedule 5.3.

     5.4 ENVIRONMENTAL INSPECTION PERIOD. Notwithstanding the termination of the Inspection Period or the Purchaser's right to terminate as set forth in Section 4.3 hereunder, Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Boston, Massachusetts time five (5) business days after Purchaser's receipt of the Environmental Report (the "Environmental Inspection Period") to review the Environmental Report. If the Environmental Report obtained by Purchaser discloses either (i) the existence of any Hazardous Substance (as such term is defined in the Lease) on the Property, the existence of which violates any Environmental Laws (as such term is defined in the Lease), or (ii) any material environmental matter which, in the reasonable opinion of Purchaser, based upon the counsel of the environmental consultants or other environmental advisors retained by Purchaser, would warrant additional investigation and/or remediation with respect to the Property or would require a No Further Action Letter (herein so called) with respect to such remediation, then Purchaser may terminate this Contract by delivering written notice of termination to Seller on or before the Environmental Inspection Period, but in no event shall the Environmental Inspection Period extend beyond thirty (30) days after the Effective Date of this Contract. If Purchaser properly terminates this Contract pursuant to this Section 5.4, then this Contract shall be terminated, the Title Company shall return the Earnest Money Deposit to Purchaser, and neither party shall have any further rights, duties or obligations hereunder except with respect to the provisions of this Contract which expressly survive the termination of this Contract. If Purchaser does not timely deliver to Seller written notice of termination during the Environmental Inspection Period, the conditions of this
Section 5.4 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this Section 5.4. Notwithstanding the foregoing, if Purchaser chooses not to obtain an Environmental Report, then this Section 5.4 shall not apply, and Purchaser shall complete any and all environmental inspection by the end of the Inspection Period.

                           ARTICLE VI.

     REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

     6.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as of the Effective Date and as of the Closing Date, as applicable, that (a) Purchaser is a corporation duly organized and validly existing under the laws of the State of Minnesota, (b) Purchaser has the full right, power and authority to enter into this Contract and to consummate the transactions contemplated herein; and (c) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

     6.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as of the Effective Date and as of the Closing Date, as applicable that (a) Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (b) Seller has the full right, power and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms; (d) the Submission Matters furnished by Seller to Purchaser are true, complete and correct copies of the documents they purport to represent; (e) Seller has not delivered to Tenant or received from Tenant any notice of default under the Lease; (f) Seller has not received any written notice of any existing or threatened lawsuits concerning the Property; (g) Seller has not received any written notice of any threatened or pending condemnation proceedings affecting the Property; (h) Seller has not received any written notice of any actions or proceedings pending, which would materially affect the Property or Tenant; (i) Seller has not received any written notice of any written lease or leases with respect to the Property; and (j) from the date the Seller acquired title to the Property, Seller has not received any written notice from any governmental authorities stating that the use and operation of the Property is not in compliance with applicable local, state and federal laws, ordinances, regulations and requirements.

     6.3 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SPECIFIED IN SECTION 6.2 OF THIS CONTRACT, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, THE LEASE, TENANT OR GUARANTOR, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, THE FINANCIAL CONDITION OF THE GUARANTOR OR TENANT, OR ANY OTHER MATTER OR THING REGARDING GUARANTOR, TENANT, THE PROPERTY OR THE LEASE. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS. PURCHASER IS AN EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PROPERTY AND PURCHASER HAS MADE OR WILL MAKE PURCHASER'S OWN INDEPENDENT INVESTIGATION OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 6.3 SHALL SURVIVE THE CLOSING HEREUNDER.

     6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and Purchaser set forth in this Article VI shall survive the Closing for a period of six
(6) months subsequent to Closing, and any action brought upon a claim by Purchaser or Seller against the other party for breach of any representation or warranty contained in this Article VI must be brought, if at all, within six (6) months after Closing or such claim and action shall be forever barred.

                          ARTICLE VII.

             CONDITIONS PRECEDENT TO PURCHASER'S AND
                      SELLER'S PERFORMANCE

     7.1   CONDITIONS  TO  PURCHASER'S OBLIGATIONS.   Purchaser's
obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions
(any or all of which may be waived by Purchaser):

          (a) the representations and warranties of Seller contained herein shall be true, accurate and correct in all material respects as of the Closing Date;

          (b) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing;

          (c) no Event of Default (as such term is defined in the Lease) shall have occurred and be continuing under the Lease as of the Closing Date; and

          (d) Seller shall have delivered to Purchaser an Estoppel Certificate executed and delivered by Tenant in accordance with the Lease.

     7.2    CONDITIONS   TO   SELLER'S   OBLIGATIONS.    Seller's
obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions
(any or all of which may be waived by Seller):

          (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct in all material respects as of the Closing Date; and

          (b) Purchaser shall have delivered the Purchase Price, and other funds required hereunder and all the documents and other items required pursuant to Section 8.2(b), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing.

                          ARTICLE VIII.

                             CLOSING

     8.1  CLOSING DATE.

          (a) TIME AND PLACE. Provided the terms and conditions set forth in this Contract have been fulfilled, the consummation of the purchase and sale of the Property (the "Closing") shall take place by delivery of documents to the office of the Title Company on or before May 6, 2004 (the "Closing Date").

          (b) DELIVERY OF DOCUMENTS IN ESCROW; TITLE INSURANCE. The documents required hereunder to be delivered at Closing shall be delivered by Seller and Purchaser into escrow with the Title Company, which shall record and/or deliver all documents deposited into escrow hereunder upon unconditional payment of the Purchase Price to the Title Company and shall remit the Purchase Price to Seller simultaneously with the recordation and/or delivery of all documents deposited into escrow hereunder.

     8.2  ITEMS TO BE DELIVERED AT THE CLOSING.

          (a) SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following items with respect to the Property:

               (i) A Limited Warranty Deed (the "Deed"), in the form of the deed through which Seller obtained title to the Property, subject to the Permitted Exceptions, duly executed by Seller;

               (ii) An Assignment and Assumption of the Lease, dated as of the Closing Date, in the form of Exhibit B hereto (the "Lease Assignment"), duly executed by Seller;

               (iii)      A  Bill of Sale and General Assignment,
          dated the Closing Date, in the form of Exhibit C hereto
          (the "Bill of Sale"), duly executed by Seller;

               (iv) Counterpart originals, of the Lease and the Guaranty, except that Seller may, at its option, deliver such originals directly to Purchaser within five (5) business days after Closing;

               (v) A Non-Foreign Affidavit for purposes of compliance with Section 1445 (b)(2) of the Internal
          Revenue Code of 1986, as amended, and the regulations adopted thereunder;

               (vi) Notice to Tenant from Seller of the sale of the Property hereunder to Purchaser and instructing
          Tenant to send all correspondence under the Lease to Purchaser (the "Notice Letter");

               (vii) The Title Commitment for the issuance of an Owner's Title Insurance Policy (the "Owner's Title Policy") for the Property effective as of the Closing Date which insures Purchaser in an amount equal to the Purchase Price, and indicates no encumbrances other than the Permitted Exceptions; and

               (viii)    Other items reasonably requested by  the
          Title   Company  for  the  sale  of  the  Property   in
          accordance with this Contract or for administrative requirements for consummating the Closing.

          (b)    PURCHASER.   At  the  Closing,  Purchaser  shall
     deliver or cause to be delivered, to Seller or perform, as applicable, each of the following items with respect to the
     Property:

               (i)  The Purchase Price in Current Funds;

               (ii) Such additional funds in Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder;

               (iii)      The Lease Assignment, dated as  of  the
          Closing Date, duly executed by Purchaser;

               (iv) If the Purchaser is corporation, partnership or other entity, a certificate from an officer of Purchaser, or the general partner of Purchaser, evidencing that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so, and attaching the articles of incorporation and bylaws (or other appropriate organizational documents) of Purchaser and appropriate resolutions authorizing this Contract and the transactions contemplated hereunder;

               (v)  The Notice Letter duly executed by Purchaser;

               (vi) Consent Agreement duly executed by Purchaser pursuant to which Purchaser will consent to and agree to be bound by the Landlord Agreement referred to on
          Schedule 5.3 hereto; and

               (vi) Other items reasonably requested by the Title
          Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     8.3 COSTS OF CLOSING. Purchaser shall pay all of the costs and expenses incurred in connection with the transfer of the Property contemplated by this Contract including, without limitation, the following: (i) all costs and expenses incurred by Purchaser in connection with its due diligence investigation of the Property, (ii) all premiums and fees charged by the Title Company for the Owner's Title Policy and the mortgagee's title policy, if applicable, (iii) all escrow fees charged by the Title Company for the closing on this sale transaction, (iv) all transfer taxes, intangible taxes, documentary taxes and stamps, recording fees and other governmental taxes and charges in connection with the conveyance of the Property, and (v) all costs associated with Purchaser's loan for the purchase of the Property, if any. If the Closing hereunder occurs, Purchaser shall receive a credit against Purchase Price in an amount not greater than Five Thousand and No/100 Dollars ($5,000.00) to offset a portion of the costs and expenses incurred by Purchaser in connection with the transfer of the Property contemplated by this Contract. Each party shall pay its own legal fees and advisory fees incidental to the execution of this Contract and the consummation of the transactions contemplated hereby. The provisions of this Section 8.3 shall survive the Closing or earlier termination of this Contract.

     8.4 PRORATIONS. The Base Rent and Additional Rent payable to the Landlord under the Lease shall be prorated through the Closing, with Seller being entitled to all such Base Rent and Additional Rent through and including the Closing Date. Except for the proration of rents as aforesaid, there shall be no proration of normal and customarily pro ratable items as the parties agree that Tenant are required to pay, pursuant to the terms of the Lease, all items usually prorated in transactions of the type described herein; PROVIDED, that if Tenant does not pay such amounts under the terms of the Lease, Purchaser shall not have, and Purchaser hereby waives and releases, any claim against Seller for payment of such amounts. The provisions of this
Section 8.4 shall survive the Closing.

                           ARTICLE IX.

                    CONDEMNATION OR CASUALTY

     9.1  CONDEMNATION.

          (a) In the event that all or any significant portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any significant portion of the Property prior to Closing, either party may elect to terminate this Contract by written notice thereof to the other party within ten (10) days after such party is notified of the condemnation, taking or deed in lieu or institution of such condemnation proceeding. Upon termination of this Contract as provided in this Section 9.1(a), all rights, duties and obligations hereunder shall cease and be of no further force or effect (except with respect to the provisions hereof which expressly survive the termination of this Contract). If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Purchaser shall have the rights set forth in the Lease (including, without limitation, the rights, if any exist, of the landlord to receive condemnation proceeds with respect to such condemnation or taking) and there shall be no reduction in the Purchase
     Price. For purposes of this Section 9.1(a), "significant portion" of the Property shall be deemed to be any portion of the Land which, if subject to a condemnation, eminent domain or similar proceeding, gives rise to the right of the Tenant under the Lease to terminate the Lease.

          (b) In the event that less than a significant portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, neither party shall have the right to terminate this Contract and the Closing shall occur with no reduction of the Purchase Price, and any award or payment made therefor shall be paid as provided in the Lease.

     9.2  CASUALTY.

          (a) In the event that all or a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, either party may terminate this Contract by written notice thereof to the other party within ten (10) days after such party is notified of the casualty. Upon termination of this Contract as provided in this
     Section 9.2(a), all rights, duties and obligations hereunder shall cease and be of no further force or effect (except with respect to the provisions hereof which expressly survive the termination of this Contract). If neither party terminates this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Purchaser shall have the rights set forth in the Lease (including, without limitation, the rights, if any exist, of the landlord to receive insurance proceeds with respect to such casualty) with respect to the Property and there shall be no reduction in the Purchase Price. In the event less than a substantial portion of a Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the third sentence in this
     Section 9.2(a).

          (b) For the purposes of Section 9.2(a), a "substantial portion" of a Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost equal to or greater than twenty-five percent (25%) of the Purchase Price.

                           ARTICLE X.

                      DEFAULTS AND REMEDIES

     10.1 DEFAULT BY PURCHASER. If Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly set forth in Section 5.2, 5.4 (if applicable) or
Article IX hereof or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in
Section 7.1 hereof, the Purchaser shall be in default under this Contract and Seller may, as its sole and exclusive remedy, terminate this Contract in which event the Title Company shall pay the Earnest Money Deposit to Seller and Seller shall be entitled to receive and retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damages), and neither party shall have any further rights, duties, or obligations hereunder except with respect to the provisions hereof which expressly survive the termination of this Contract.

     10.2 DEFAULT BY SELLER. If Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted under this Contract or a failure of a condition precedent to Seller's obligation to close as set forth in Section 7.2 hereof, then Seller shall be in default under this Contract and Purchaser may, at Purchaser's sole option and as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except with respect to the provisions of this Contract which expressly survive the termination hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller. In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit, in the event of Seller's default hereunder.

     10.3  ATTORNEYS' FEES.  If it shall be necessary for  either
Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees. The provisions of this Section 10.3 shall survive the Closing or termination of this Contract.

                           ARTICLE XI.

                      BROKERAGE COMMISSIONS

     11.1 BROKERAGE COMMISSION. Seller and Purchaser each represent to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property other than Marcus & Millichap (the "Broker"). Seller hereby agrees to pay at Closing a commission to the Broker pursuant to the terms of a separate written agreement; provided, however, that Seller's obligation to pay, and Broker's right to receive, this commission or any other amount with respect to this Contract is expressly conditioned upon Closing the sale of the Property and Seller's receipt of the Purchase Price under this Contract. Broker shall have no right to receive this commission or any other amount with respect to this Contract unless and until Closing shall be final and fully consummated and the Purchase Price has been paid as provided in this Contract. Purchaser and Seller each agree to indemnify, defend and hold the other harmless for, from and against any and all loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by such party by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under such party other than Broker. The indemnity obligations set forth in this Section 11.1 shall survive the Closing or the termination of this Contract.

                          ARTICLE XII.

                          MISCELLANEOUS

     12.1 NOTICES. Any notice provided or permitted to be given under this Contract must be in writing and may be served by depositing the same in the United States Mail, postage prepaid, certified or registered mail with return receipt requested, or by delivering the same in person to the party to be notified via a delivery service, Federal Express or any other nationally recognized overnight courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or by facsimile copy transmission with proof of receipt. Any party giving notice hereunder shall use reasonable efforts to send a copy of any such notice by facsimile transmission on the same date as deposited in the mail or given to such delivery service. Notice given in accordance herewith shall be deemed given and shall be effective upon the earlier of actual receipt (including, without limitation, receipt of a facsimile transmission) or refusal of delivery. For purposes of notice, the addresses of the parties shall be as follows:

     If to Seller:  PRECO II CRIC LLC
                    One Exeter Plaza
                    Boston, Massachusetts 02116
                    Attention:  Jay Hooper
                    Telephone No.:  617/303-4400
                    Facsimile No.:  617/303-4440
                    Email Address:  jhooper@criccapital.com

     With a copy to:     Liechty & McGinnis, P.C.
                    7502 Greenville Avenue, Suite 750
                    Dallas, Texas 75231
                    Attention: G. Dean Reed, Esq.
                    Telephone No.:  214/265-0008
                    Facsimile No.:  214/378-5938
                    Email Address:  dreed@lmlawyers.com

     If to Purchaser:                         AEI Fund Management
                    Inc.
                    30 East 7th Street, Suite 1300
                    St. Paul, Minnesota  55101
                    Attention:  George Rerat
                    Telephone No: 800/328-3519
                    Facsimile No.:  651/227-7705
                    Email Address:  grerat@aeifunds.com

     With a copy to:                          The  Daugherty  Law
                    Firm
                    30 East 7th Street, Suite 1300
                    St. Paul, Minnesota  55101
                    Attention:  Michael Daugherty
                    Telephone No: 612/720-0777
                    Facsimile No.:  612/677-3181
                    Email Address:  mbdlaw@usinternet.com

     If to Title Company:                        Chicago    Title
                    Insurance Company
                    220 Commerce Drive, Suite 200
                    Fort Washington, Pennsylvania 19034
                    Attention:  Jon R. Gundling, Esq.
                    Telephone No:  800/647-2867
                    Facsimile No.:  215/619-7115
                    Email Address:  gundlingj@ctt.com

     12.2  GOVERNING LAW.  THE LAWS OF THE STATE  OF  OHIO  SHALL
GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION
OF THIS CONTRACT.

     12.3 ENTIRETY AND AMENDMENTS. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     12.4 ASSIGNMENT. Purchaser may assign its rights under this Contract to an entity controlling, controlled by, or under common control with Purchaser without the prior written consent of Seller; provided, that Purchaser must immediately provide Seller with a copy of any instrument assigning this Contract and evidence of the Purchaser's affiliation with the assignee. Except as expressly provided in the preceding sentence, this Contract may not be assigned in whole or in part by Purchaser without the prior written consent of Seller, which consent may be granted or withheld by Seller in Seller's sole and absolute discretion. In the event of an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder, and Purchaser shall promptly deliver to Seller a copy of the instrument effecting such assignment. Subject to the foregoing, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors and assigns.

     12.5 SURVIVAL. Except as otherwise expressly provided herein, no representations, warranties, covenants or agreements contained in this Contract shall survive the termination of this Contract or the Closing and the assignment of the Property hereunder.

     12.6 TIME OF ESSENCE. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

     12.7 MULTIPLE COUNTERPARTS. To facilitate execution, this Contract may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. Facsimile copies of a signature of any party shall be deemed the same as the original. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Contract to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

     12.8 RISK OF LOSS. Subject to the provisions of Article IX of this Contract, risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of Closing will be on Seller and, thereafter, will be on Purchaser.

     12.9 NO RECORDATION OF CONTRACT. In no event shall this Contract or any memorandum hereof be recorded in the public records of the state or county in which any portion of the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

     12.10 BUSINESS DAYS. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date which is not a business day, such event shall occur or time period shall expire on the next succeeding business day.

     12.11 CAPTIONS. The captions, headings and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

      12.12 NUMBER AND GENDER OF WORDS. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

      12.13 INTERPRETATION. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel and having fully participated in the negotiation of this instrument, hereby agree that this Contract shall not be subject to the principle that a contract would be construed against the party which drafted the same.

      12.14 INCORPORATION OF EXHIBITS. All exhibits attached and referred to in this Contract are hereby incorporated herein as though fully set forth in (and shall be deemed to be a part hereof) this Contract.

       12.15 THIRD-PARTY BENEFICIARIES. Nothing in this Contract, express or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns.

      12.16 FAXED SIGNATURES. The parties agree that faxed signatures may be used to expedite the transaction contemplated by this Contract. Each party intends to be bound by its faxed signature and each is aware that the other will rely on the faxed signature, and each acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Contract based on a faxed signature.


             [SIGNATURES APPEAR ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the undersigned have executed this Contract of Sale to be effective as of the Effective Date.

                                SELLER:

                                PRECO II CRIC LLC,
                                a   Delaware  limited   liability
                                company


                                By: /s/ Marjorie S Palace
                                      Name: Marjorie S Palace
                                      Title: Authorized Person

                                Date:
                                PURCHASER:

                                AEI FUND MANAGEMENT INC.,
                                a Minnesota corporation


                                By: /s/ Robert P Johnson
                                      Name: Robert P Johnson
                                      Title: President

                                Date: 4-7-04

                                Purchaser's EIN:  41-1328249

                RECEIPT OF EARNEST MONEY DEPOSIT
                 AND AGREEMENT OF TITLE COMPANY

     Chicago Title Insurance Company (the "Title Company") hereby acknowledges the receipt of one (1) fully signed and executed copy of this Contract.

      Upon receipt, the Title Company agrees to hold the Earnest Money Deposit in escrow as escrow agent for the benefit of Seller and Purchaser and to dispose of the Earnest Money Deposit in strict accordance with the terms and provisions of this Contract.

                                CHICAGO TITLE INSURANCE COMPANY


                                By: /s/ Jon Gundling
                                      Name:
                                      Title: Vice President

                                Date: 4-13-04



                          SCHEDULE 5.3

                       SUBMISSION MATTERS


1.   Lease dated as of October 21, 2003 (the "Lease").

2.   Memorandum of Lease dated October 21, 2003.
3. Guaranty executed by Apple American Group LLC with respect to the Lease and dated effective as of October 21, 2003.
4. Certificates of Insurance for the Property in Seller's possession.
5.   Survey of the Property in Seller's possession.
6.   Phase I Environmental Site Assessment with respect to the
Property.
7.   Zoning evidence of the Property in Seller's possession.
8.   Landlord Agreement dated October 21, 2003.


                            EXHIBIT A

                        LEGAL DESCRIPTION

SITUATED IN THE CITY OF STOW, COUNTY OF SUMMIT AND STATE OF  OHIO
AND  KNOWN  AS BEING PART OF LOT 2 OF THE ORIGINAL STOW  TOWNSHIP
AND MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT AT THE SOUTHWEST CORNER OF SAID LOT 29; THENCE NORTH 04 DEG. 19' 45" WEST ALONG THE WESTERLY LINE OF SAID LOT 29 A DISTANCE OF 1640.28 FEET TO A POINT; THENCE NORTH 85 DEG. 40' 15" EAST A DISTANCE OF 283.01 FEET TO A POINT; THENCE NORTH 04 DEG. 19' 45" WEST A DISTANCE OF 196.18 FEET TO A POINT; THENCE SOUTH 82 DEG. 17' 36" EAST ALONG THE SOUTHERLY LINE OF KENT ROAD (S.R. 59) A DISTANCE OF 42.96 FEET TO A POINT; THENCE SOUTH 85 DEG. 05' 10" EAST ALONG THE SOUTHERLY LINE OF SAID KENT ROAD A DISTANCE OF 491.88 FEET TO A POINT; THENCE SOUTH 81 DEG. 28' 35" EAST ALONG THE SOUTHERLY LINE OF SAID KENT ROAD A DISTANCE OF 144.50 FEET TO A POINT; THENCE SOUTH 82 DEG. 03' 43" EAST ALONG THE SOUTHERLY LINE OF SAID KENT ROAD A DISTANCE OF
37.88 FEET TO A P.K. NAIL, WHICH IS THE TRUE PLACE OF BEGINNING FOR THE PARCEL OF LAND HEREIN DESCRIBED; THENCE CONTINUING SOUTH 82 DEG. 03' 43" EAST ALONG THE SOUTHERLY LINE OF SAID KENT ROAD A DISTANCE OF 73.30 FEET TO A 5/8" CAPPED REBAR (T.E. GIFFELS 5960) SET AT A POINT OF CURVATURE; THENCE ALONG THE ARC OF A CIRCLE CURVING TO THE LEFT HAVING A CENTRAL ANGLE OF 01 DEG. 18' 12" A RADIUS OF 2822.04 FEET, A TANGENT OF 32.10 FEET, A CHORD OF 64.19 FEET, A CHORD BEARING SOUTH 81 DEG. 10' 12" EAST, AND AN ARC LENGTH OF 64.19 FEET TO A DRILL HOLE SET; THENCE SOUTH 09 DEG. 16' 55" WEST A DISTANCE OF 1.58 FEET TO A 5/8" CAPPED REBAR (T.
E. GIFFELS 5960) SET; THENCE SOUTH 78 DEG. 37' 30" EAST ALONG THE SOUTHERLY LINE OF SAID KENT ROAD A DISTANCE OF 12.47 FEET TO A 5/8" REBAR FOUND; THENCE NORTH 04 DEG. 47' 30" WEST A DISTANCE OF
1.04 FEET TO A DRILL HOLE SET; THENCE SOUTH 78 DEG. 37' 30" EAST ALONG THE SOUTHERLY LINE OF SAID KENT ROAD A DISTANCE OF 60.08 FEET TO A POINT; THENCE SOUTH 04 DEG. 07' 15" EAST A DISTANCE OF
237.40 FEET TO A 5/8" CAPPED REBAR (T.E. GIFFELS 5960) SET; THENCE SOUTH 85 DEG. 52' 45" WEST A DISTANCE OF 207.91 FEET TO A 5/8" CAPPED REBAR (T.E. GIFFELS 5960) SET; THENCE NORTH 03 DEG. 17' 38" WEST A DISTANCE OF 287.10 FEET TO A P.K. NAIL, WHICH IS THE TRUE PLACE OF BEGINNING, AND CONTAINING 1.2470 ACRES OF LAND, MORE OR LESS, AS SHOWN ON A PLAT OF SURVEY DATED JUNE 17, 1996 BY GARY R. ROUSE, REGISTERED SURVEYOR WITH GBC ENGINEERS AND ARCHITECTS, INC.

TOGETHER WITH THE EASEMENT RIGHTS CONTAINED IN THE OPERATION AND EASEMENT AGREEMENT BETWEEN DAYTON HUDSON CORPORATION AND DEVELOPERS DIVERSIFIED REALTY CORPORATION FILED JULY 21, 1994 IN VOLUME OR 1721 PAGE 5 SUMMIT COUNTY RECORDS, AS AMENDED BY FIRST AMENDMENT FILED APRIL 18, 1996 IN VOLUME OR 2156, PAGE 1242 SUMMIT COUNTY RECORDS.